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                                                                  EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT ("Agreement") is made and effective as of July 3, 1996 by and between TYLAN GENERAL, Inc., a Delaware corporation (the "Company"), and DONALD E. WHITSON (the "Employee"), with respect to the following facts.

         A. The Board of Directors (the "Board") of the Company has determined that the best interests of the Company would be served by Employee's employment by the Company in the capacity of Vice Chairman and Chief Administrative Officer and such mutually acceptable additional capacities as the Chief Executive Officer may delegate to him from time-to-time during the term of this Agreement.

         B. The Company wishes to assure itself of the continued benefit of Employee's services provided in this Agreement, and Employee is willing to serve in the employ of the Company solely within the terms hereof for said period.

         C. The Company and Employee desire to define their respective rights and obligations as provided herein.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT

                   The Company hereby agrees to employ the Employee to serve in the capacity of Vice Chairman and Chief Administrative Officer of the Company, and Employee hereby accepts such employment by the Company upon the terms and conditions set forth herein.

         2. POSITION AND RESPONSIBILITIES

                  (a) DUTIES. The Company shall employ Employee in the capacity of Vice Chairman and Chief Administrative Officer and such other mutually acceptable executive positions as the Chief Executive Officer may determine to be in the best interests of the Company, and Employee shall serve as such for the term and under other conditions hereinafter set forth. Employee shall devote his full business time and attention to the performance of such services and to such other services as may be



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necessarily requested by the Chief Executive Officer that are consistent with those required of a Vice Chairman and Chief Administrative Officer of a company. In this capacity as Vice Chairman and Chief Administrative Officer, Employee shall perform such duties and have such powers and authority as are customary for the Vice Chairman and Chief Administrative Officer of a company. The Employee shall report directly to and shall be responsible to the Chief Executive Officer regarding his services. In the event that, without his consent, Employee is assigned to a position involving a different title or materially lesser authority and responsibility, then Employee shall have the option, exercisable for 30 days following notice to Employee of such assignment or new title, to consider that this Agreement has been terminated without cause in which case Employee shall be entitled to the benefits set forth in Section 8(c) herein.

                  (b) COMPETITIVE ACTIVITY. Except upon the prior written consent of the Chief Executive Officer, Employee, during the term of his employment hereunder, will not accept any other employment of any nature and will not engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

         3. TERM OF EMPLOYMENT

                  The effective date of this Agreement shall be July 3, 1996 (the "Effective Date") and shall remain in effect until terminated pursuant to
Section 7.

         4. WORKING FACILITIES

                  Employee shall be furnished with a private office, secretarial and other necessary clerical and stenographic assistance, and such other facilities, amenities and services as may at the time be generally furnished to executive officers of the Company and as are appropriate for Employee's position and adequate for the performance of his duties hereunder.

         5. PLACE OF PERFORMANCE

                  In connection with this Agreement, Employee shall maintain an office at the principal executive offices of Span Instruments, Inc. ("Span") in Plano, Texas.

         6. SALARY, BONUS, EXPENSES AND BENEFITS

                  (a) SALARY. The Company shall pay Employee an initial salary of $250,000 per year. Employee's salary shall be reviewed and revised (if appropriate) at least annually by the Chief Executive Officer and shall be adjusted based upon


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Employee's job performance, the Company's financial condition and performance and the salary and compensation levels of executives in similar companies with similar responsibilities. Furthermore, any salary payable to Employee after the second anniversary of the Effective Date shall be determined in accordance with the Company's compensation policy for senior management. Any increases in Employee's salary pursuant to this Section 6(a) shall require approval by the Compensation Committee of the Board of Directors of the Company (the "Committee") (without the vote of the Employee if Employee is a member of such committee).

                  (b) BONUS. The Company shall pay Employee an annual bonus of up to twenty-five percent (25%) of Employee's annual salary for the immediately preceding year. The Committee (without the vote of the Employee if Employee is a member of such committee) shall determine in good faith the amount of such bonus giving consideration to the Company's overall achievement of the goals set forth in the Company's annual plan for the applicable fiscal year and Employee's performance during the year. The Company shall pay such bonus no later than 45 days after the end of each fiscal year of the Company.

                  (c) PARTICIPATION IN WELFARE AND BENEFIT PLANS. Employee shall be entitled to participate in, personally and/or for the benefit of his family or other beneficiaries, any welfare, insurance, pension, or other employee benefit plans as are at the time made generally available to other executives of the Company. Employee shall be eligible to receive during the term hereof all benefits for which executives are eligible under every such plan or program to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

                  (d) VACATION. Employee shall be entitled to six weeks' paid vacation time each year, during which such time his compensation hereunder shall be paid in full. Unless otherwise directed by the Chief Executive Officer, Employee shall have the discretion to take vacation time on the dates as he determines to be appropriate and not detrimental to the Company.

                  (e) HOLIDAYS, LEAVE DAYS, ETC. Employee shall be entitled to such holidays, sick leave, leaves of absence and other absences as are at the time made generally available to other executives of the Company of comparable tenure and position.

                  (f) AUTOMOBILE. During the term of this Agreement, the Company shall make an automobile available to Employee under such terms and conditions as are presently applied or as may be later applied to other executives of the Company of comparable tenure and position. In connection therewith, the Company shall bear all expenses relating to such automobile, including insurance, maintenance and repair, gas


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and oil. Upon termination of this Agreement, the Company shall offer Employee the right to purchase the automobile then being operated by Employee at the depreciated value of such automobile or to assume the Company's lease of such automobile and shall execute and deliver to Employee all documentation necessary to establish Employee's ownership or leasing of such automobile.

                  (g) LIFE INSURANCE. The Company shall pay for and provide life insurance for each year of this Agreement for the benefit of Employee under the Company's group life insurance plan.

                  (h) HEALTH INSURANCE. The Company shall provide health insurance for Employee under the Company's health insurance plan.

                  (i) DISABILITY INSURANCE. The Company shall provide disability insurance for Employee pursuant to the Company's directors' and officers' disability policy according to the Company's policy established by the Committee.

                  (j) REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse Employee, on a monthly basis, for reasonable travel, entertainment, promotional and other expenses incurred by Employee in the performance of his obligations under this Agreement. Employee must submit timely detailed expense reports for appropriate review prior to reimbursement.

                  (k) TAX, LEGAL AND FINANCIAL ADVICE. The Company shall pay for the fees and expenses of legal, tax and financial advisory, and income tax preparation services for Employee in an aggregate amount not to exceed $1,500 for each year of this Agreement; provided that no payment of any fees shall be made by the Company for legal services obtained by Employee in connection with any dispute with the Company regarding this Agreement.

                  (l) OTHER FRINGE BENEFITS. Employee shall be entitled to any and all other fringe benefits according to the Company's policy as set by the Committee.

         7. TERMINATION

                  Employee's employment under this Agreement may be terminated by the Company or Employee as herein provided, without further obligation or liability except as expressly provided herein.

                  (a) RESIGNATION, DEATH OR DISABILITY. Employee's employment hereunder may be terminated at any time by Employee's resignation (other than a resignation for good reason as provided in Section 7(d)), or by Employee's death or disability. In the event Employee wishes to resign, he shall give the Company not less


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than 30 days prior notice of such resignation, which notice shall indicate the proposed resignation date. Following receipt of such notice, the Company shall have the right to accelerate the date of Employee's resignation and to cause his resignation to become effective at any time prior to the resignation date set forth in Employee's original notice; provided, however, that such acceleration or changed effective date of resignation shall not affect in any manner the delivery of any benefits or payments to which Employee may be entitled under
Section 8 of this Agreement. For purposes of this Agreement, disability shall be deemed to have occurred only after the following procedure has been satisfied. If within 45 days after notice of proposed termination for disability is given to Employee by the Company, Employee has not returned to the performance of substantially all his duties, the Company may terminate Employee's employment by giving notice of termination for disability. The notice of proposed termination may only be given by the Company following Employee's substantial and material absence from Employee's duties by reason of physical or mental disability for a period of 120 calendar days.

                  (b) TERMINATION FOR CAUSE. Employee's employment hereunder may be terminated by the Company for cause; provided, however, that Employee shall be given notice of the Company's findings of conduct by Employee amounting to cause for such termination. Cause for termination under this Agreement shall be limited to (i) Employee's personal dishonesty or gross misconduct; (ii) a material breach of any material provision of this Agreement; (iii) Employee's refusal or failure to act in accordance with any lawful, reasonable direction or order of the Chief Executive Officer or the Board and such refusal or failure results or is reasonably likely to result in a materially adverse effect on the Company's business; (iv) conviction of any felony involving moral turpitude (not including a conviction for operating a motor vehicle under the influence of alcohol or any other motor vehicle violation if no bodily injury to a third party is involved); (v) any chemical dependency or substance abuse resulting in a continuous and material impairment of Employee's ability to perform his duties under this Agreement; or (vi) the willful and continued failure by Employee to substantially perform Employee's duties with the Company or its subsidiaries or affiliates (other than any failure resulting from disability) after a written demand identifies the manner in which the Company believes that Employee has not substantially performed his duties. Termination of Employee's employment under this Agreement for cause as set forth in clauses (i) or (iv) of the preceding sentence shall be deemed to be effective upon delivery of notice thereof in accordance with the provisions of Section 9(i) of this Agreement. Employee shall have 30 days from the date notice is given for cause as set forth in clause
(ii), (iii), (v) or (vi) of the second sentence of this Section 7(b) to cure such conduct.

                  (c) TERMINATION WITHOUT CAUSE. The Company shall have the right, exercisable at any time during the term of this Agreement upon written notice to Employee, to terminate Employee's employment without cause upon 30 days prior



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notice. If Employee is terminated without cause, he shall be entitled to receive the severance benefits pursuant to Section 8(c) hereof subject to his full compliance with said Section 8(c).

                  (d) RESIGNATION FOR GOOD REASON. During the term hereof, Employee may regard Employee's employment as being constructively terminated and may, therefore, resign within 30 days of Employee's discovery of the occurrence of one or more of the following events, any of which will constitute "good reason" for such resignation:

                           (1) Without Employee's express written consent, the
assignment to Employee of any duties materially inconsistent with Employee's position, duties, responsibilities and status with the Company;

                           (2) Without Employee's express written consent, the
termination and/or material reduction in Employee's facilities (including office space and general location) and staff reporting available to Employee, unless such reduction occurs as part of a company-wide action authorized by the Board (including the vote of Employee) to reduce the Company's expenses;

                           (3) A reduction by the Company of Employee's base
salary or of any bonus compensation formula applicable to him unless in connection with (i) an across-the-board reduction for all senior management of the Company, (ii) a reduction after the second anniversary of the Effective Date in order to make Employee's salary consistent with the Company's compensation policy for senior management or (iii) a company-wide salary expense reduction necessitated by poor financial performance of the Company, in any case as determined by the Committee in its reasonable discretion;

                           (4) A failure by the Company to maintain any of the
employee benefits to which Employee is entitled at a level substantially equal to or greater than the value of those employee benefits currently in effect through the continuation of the same or substantially similar plans, programs and policies; or the taking of any action by the Company or its affiliate(s) that would materially affect Employee's participation in or reduce Employee's benefits under any such plans, programs or policies, or deprive Employee of any material fringe benefits enjoyed by Employee unless such failure or reduction occurs as part of a company-wide action authorized by the Board (including the vote of Employee if Employee is a Director of the Company) to reduce the Company's expenses;

                           (5) The failure by the Company to permit Employee to
take substantially the same number of paid vacation days and leave to which Employee is entitled;


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                           (6) The Company or any affiliate(s) requiring
Employee to be based anywhere other than within 20 miles of Plano, Texas, except for required travel on the Company's or an affiliate's business to an extent substantially consistent with Employee's present business travel obligations;

                           (7) Any termination of Employee's employment by the
Company which is not affected pursuant to the requirements of this Section 7 with respect to death, disability or termination for cause;

                           (8) The failure of the Company to obtain the
assumption of this Agreement by any successor as contemplated in Section 9(e) hereof; and

                           (9) A material breach of any provision of this
Agreement by the Company.

         In the event of the occurrence of any of the above listed events and in the event Employee wishes to resign on the basis of occurrence of such event, Employee shall give the Company notice of his proposed resignation, and the Company shall have a period of 30 days following its receipt of such notice to remedy the breach or occurrence giving rise to such proposed resignation. In the event the Company fails to so remedy said breach or occurrence by expiration of said 30-day period, Employee shall be deemed to have resigned from his employment with the Company for good reason pursuant to this Section 7(d).

                  (e) TERMINATION OBLIGATIONS. Employee hereby acknowledges and agrees that all personal property of the Company, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, and other documents, proprietary information, copies of any of the foregoing, and equipment furnished to or prepared by Employee in the course of or incident to his employment, belong to the Company and shall be promptly returned to the Company upon termination of his employment for any reason. Employee shall retain the rights to remove all of his personal property from the premises of the Company and any personal property of the Company as may be mutually agreed upon between the Company and Employee.

         8. PAYMENTS TO EMPLOYEE UPON TERMINATION.

                  (a) DEATH OR DISABILITY. In the event of Employee's death or disability, all benefits generally available to the Company's executives as of the date of such an event as determined by the Committee shall be payable to Employee or Employee's estate, without reduction, in accordance with the terms of any plan, contract, understanding or arrangement forming the basis for such payment, including, but not limited to, payments under the plans identified in
Section 6(c). Employee shall be entitled to such other payments as might arise from any plan, contract, understanding or


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arrangement between Employee and the Company at the time of any such event pursuant to Section 6(c) or 6(i) hereof.

                  (b) TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. In the event Employee is terminated by the Company for cause as provided in
Section 7(b) or Employee resigns for other than good reasons as defined in
Section 7(d), neither the Company nor an affiliate shall have any further obligation or liability of any nature to Employee under this Agreement or otherwise.

                  (c) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. Upon the occurrence of termination without cause, or resignation for good reason, as defined in Section 7(d), Employee shall be entitled to receive the following:

                           (1) SEVERANCE PAYMENT. The Company shall continue to
pay to the Employee his salary (i) until the date that is eighteen (18) months from the effective date of this Agreement (the "Initial Period") and (ii) for twelve (12) months following the later of (x) the date of Employee's actual termination of employment and (y) termination of the Initial Period (the "Severance Payment"). Such salary shall be determined with reference to the salary in effect for the month in which the date of employment termination occurs.

                           (2) METHOD OF PAYMENT. The Severance Payment shall be
paid to Employee in cash in one lump sum no later than thirty (30) days following the actual date of termination.

                           (3) PAYMENT IN LIEU OF CONTRACT DAMAGES. The
Severance Payment shall be in lieu of any further payments to the Employee and any further accrual of benefits with respect to periods subsequent to the date of the employment termination and shall constitute a full satisfaction and discharge of any claims by Employee related to the Agreement or the circumstances surrounding the termination of employment hereunder. Notwithstanding the preceding sentence, neither the Severance Payment nor any other payments under this Section 8(c) shall reduce or offset any benefits the Employee may be entitled to under the specific terms of the benefit plans of the Company.

         9. GENERAL PROVISIONS

                  (a) ENTIRE AGREEMENT. The terms and provisions of this Agreement, together with the terms and provisions of the Noncompetition Agreement dated the date hereof between Employee and the Parent, shall constitute the entire understanding between Employee and the Company with respect to the subject matter hereof, and shall supersede any and all prior agreements or understandings between Employee and the Company (or any affiliate of the Company, including Span), whether written or oral.


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                  (b) AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by Employee and the Company.

                  (c) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                  (d) SEVERABILITY. In the event that any terms or provisions of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining terms and provisions hereof.

                  (e) ASSUMPTION. The Company shall require any successor-in-interest (whether direct or indirect or as a result of purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  (f) ASSIGNABILITY. The rights or obligations contained in this Agreement shall not be assigned, transferred or divided in any manner by Employee or the Company, without the prior written consent of the other; provided, however, that nothing in this Section 9(f) shall preclude Employee from designating a beneficiary to receive any benefits hereunder upon his death, or the executors, administrators or other legal representatives of Employee or his estate from assigning any rights hereunder to the person(s) entitled thereto. Notwithstanding the foregoing, this Agreement shall be assignable by the Company without Employee's consent and be binding on (i) any affiliate of the Company and (ii) any entity which by purchase of assets, merger or otherwise, becomes a successor to the business of the Company.

                  (g) WAIVER OF BREACH. Any waiver of any breach of employment terms set forth herein shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of Employee or the Company.

                  (h) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation and performance of any of the provisions of this Agreement.

                  (i) NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by either party to the other):



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                  To:          Tylan General, Inc.
                               15330 Avenue of Science
                               San Diego, California  92128
                               Attn:  Chief Executive Officer

                  To:          Donald E. Whitson
                               Span Instruments, Inc.
                               1947 Avenue K
                               Plano, Texas  75074




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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

                                   TYLAN GENERAL, INC.

                                   By: /s/ David J. Ferran
                                       ---------------------------------------
                                        Its: Chairman of the Board, President
                                              and Chief Executive Officer

                                   EMPLOYEE

                                   /s/ Donald E. Whitson
                                   -------------------------------------------
                                   Donald E. Whitson



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